                                                                    Exhibit 10.8

================================================================================

                                   MID-WESTERN

                                AIRCRAFT SYSTEMS

                                 HOLDINGS, INC.

                                  SUPPLEMENTAL

                                    EXECUTIVE

                                 RETIREMENT PLAN

================================================================================

                                  June 16, 2005

                   MID-WESTERN AIRCRAFT SYSTEMS HOLDINGS, INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                                Table of Contents

ARTICLE I -- PURPOSE.......................................................    1
   Section 1.01.  Purpose..................................................    1

ARTICLE II -- DEFINITIONS..................................................    1
   Section 2.01.  Affiliate................................................    1
   Section 2.02.  Beneficiary or Beneficiaries.............................    2
   Section 2.03.  Board of Directors.......................................    2
   Section 2.04.  Change in Control........................................    2
   Section 2.05.  Closing Date.............................................    2
   Section 2.06.  Code.....................................................    2
   Section 2.07.  Committee................................................    2
   Section 2.08.  Company..................................................    2
   Section 2.09.  Employee.................................................    2
   Section 2.10.  Employer.................................................    2
   Section 2.11.  Liquidity Event..........................................    3
   Section 2.12.  Market Value.............................................    3
   Section 2.13.  Onex.....................................................    3
   Section 2.14.  Participant..............................................    4
   Section 2.15.  Person...................................................    4
   Section 2.16.  Plan.....................................................    4
   Section 2.17.  Plan Year................................................    4
   Section 2.18.  Separation from Service..................................    4
   Section 2.19.  Sole Discretion..........................................    4
   Section 2.20.  Unit or Units............................................    4
   Section 2.21.  Valuation Date...........................................    4

ARTICLE III -- ELIGIBILITY.................................................    5
   Section 3.01.  Eligibility..............................................    5

ARTICLE IV -- BENEFITS.....................................................    5
   Section 4.01.  SERP Benefit.............................................    5
   Section 4.02.  SERP Swap - Phantom Stock................................    5
   Section 4.03.  Phantom Stock Units......................................    5


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
ARTICLE V -- PAYMENT OF BENEFITS...........................................    5
   Section 5.01.  SERP Annuity Benefit.....................................    5
   Section 5.02.  Phantom Stock Benefit....................................    6
   Section 5.03.  Payments in the Event of Death...........................    7

ARTICLE VI -- SOURCE OF BENEFITS...........................................    7
   Section 6.01.  Source of Benefits.......................................    7
   Section 6.02.  Multiple Employers.......................................    7

ARTICLE VII -- ADMINISTRATION..............................................    8
   Section 7.01.  Committee................................................    8
   Section 7.02.  Reliance on Certificates, etc............................    8

ARTICLE VIII -- AMENDMENT AND TERMINATION..................................    9
   Section 8.01.  Amendment................................................    9
   Section 8.02.  Termination..............................................    9

ARTICLE IX -- RESTRICTIONS ON ALIENATION...................................    9
   Section 9.01.  Restrictions on Alienation...............................    9

ARTICLE X -- CLAIMS PROCEDURES.............................................   10
   Section 10.01. Claims...................................................   10
   Section 10.02. Claims Review............................................   10
   Section 10.03. Appeal of Claim Denial...................................   10
   Section 10.04. Review on Appeal.........................................   11
   Section 10.05. Litigation of Claim......................................   11

ARTICLE XI -- MISCELLANEOUS................................................   12
   Section 11.01. Effective Date...........................................   12
   Section 11.02. No Guarantee of Interests................................   12
   Section 11.03. Payments Net of Withholding and Other Amounts............   12
   Section 11.04. Binding on Successors....................................   12
   Section 11.05. Adoption by Other Employers..............................   12
   Section 11.06. Minors and Incompetents..................................   12
   Section 11.07. Erroneous Payments.......................................   12
   Section 11.08. Headings.................................................   13
   Section 11.09. Notices..................................................   13
   Section 11.10. Severability.............................................   13
   Section 11.11. No Contract of Employment................................   13


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
   Section 11.12. Certain Limitations......................................   13
   Section 11.13. Governing Law............................................   13
   Section 11.14. Nonexclusivity of the Plan...............................   13
   Section 11.15. Changes in Time or Form of Distribution..................   13
   Section 11.16. No Acceleration..........................................   14


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                   MID-WESTERN AIRCRAFT SYSTEMS HOLDINGS, INC.
                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     WITNESSETH: THAT;

     WHEREAS, the Company desires to provide specified unfunded deferred compensation benefits for a select group of management or highly compensated employees on the terms and conditions set forth herein; and

     WHEREAS, the Board of Directors of the Company has reviewed the terms and provisions hereof and found them satisfactory.

     NOW, THEREFORE, the Company hereby adopts the Plan on the terms and conditions set forth herein, which Plan shall be known as the "Mid-Western Aircraft Systems Holdings, Inc. Supplemental Executive Retirement Plan."

                              ARTICLE I -- PURPOSE

     Section 1.01. Purpose. The purpose of the Plan is to provide specified unfunded deferred compensation benefits for a select group of management or highly compensated employees who are eligible to participate in the Plan. It is the intention of the Company that this program shall be administered as an unfunded plan of deferred compensation for income tax purposes and as an unfunded employee benefit plan established and maintained primarily for a select group of management and highly compensated employees within the meaning of Sections 201(2), 301(a)(3), and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

                            ARTICLE II -- DEFINITIONS

     For purposes of the Plan, the following terms shall have the following meanings, unless the context clearly indicates otherwise.

     Section 2.01. Affiliate means, with respect to any Person, (a) any director or executive officer of such Person, (b) any spouse, parent, sibling, descendant or trust for the exclusive benefit of such Person or his or her spouse, parent, sibling or descendant (or the spouse, parent, sibling or descendant of any director or executive officer of such Person), and (c) any other Person that, directly or indirectly, controls or is controlled by or is under common control with such Person. For the purpose of this definition, (i) "control" (including with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, status as a general partner,

                                                                        7/5/2005


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or by contract or otherwise and (ii) Onex shall be deemed to control any Person controlled by Gerald W. Schwartz so long as Mr. Schwartz controls Onex Corporation.

     Section 2.02. Beneficiary or Beneficiaries means the person, persons, entity, or entities entitled to receive any benefits under this Plan pursuant to the designation of the Participant (or in default of such designation) as provided in Section 5.03 hereof.

     Section 2.03. Board of Directors means the Board of Directors of the Company.

     Section 2.04. Change in Control means a transaction pursuant to which a Person, or more than one Person acting as a group (in either case, however, excluding Onex), acquires (i) more than 50% of the total voting power of the stock of the Company (including, but not limited to, acquisition by merger, consolidation, recapitalization, reorganization or sale or transfer of the Company's equity interests) or (ii) all or substantially all of the assets of the Company or Mid-Western Aircraft Systems, Inc. and all or substantially all of the proceeds from such transaction are distributed to the stockholders of the Company.

     Section 2.05. Closing Date means June 16, 2005, being the closing date of the sale of assets from The Boeing Company to Mid-Western Aircraft Systems, Inc., pursuant to that certain Asset Purchase Agreement by and between The Boeing Company and Mid-Western Aircraft Systems, Inc., dated as of February 22, 2005 (the "Asset Purchase Agreement").

     Section 2.06. Code means the Internal Revenue Code of 1986, as amended.

     Section 2.07. Committee means the Board of Directors or a committee appointed by, and serving at the pleasure of, the Board of Directors for purposes of administering the Plan, which committee shall operate under rules and procedures established by the Board of Directors from time to time for such purpose.

     Section 2.08. Company means Mid-Western Aircraft Systems Holdings, Inc., or its successor.

     Section 2.09. Employee means any individual who is employed and compensated (by a payroll check issued directly from the Employer or Employer agent to the Employee or direct payroll deposit made to the Employee's account) by the Employer or Employer agent. In no event shall the term "Employee" include any individual classified or treated or otherwise characterized by the Employer as an independent contractor, consultant, leased employee, or temporary agency employee or otherwise not treated by the Employer as an "Employee" for purposes of this Plan. The foregoing determination shall apply for all purposes of this Plan and regardless of whether such individual is later classified by any governmental agency, court, tribunal, governing body or any other person as a common law employee of the Employer.

     Section 2.10. Employer means the Company, Mid-Western Aircraft Systems, Inc. (or its successor), and any other entity that adopts this Plan with the consent and approval of the Committee.

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     Section 2.11. Liquidity Event means any of the following events:

     A.   A Change in Control; or

     B. A sale of shares of Common Stock ("Shares") or other equity securities of the Company by Onex (whether by merger, consolidation, recapitalization, reorganization, or sale or transfer of the Company's equity interests) which does not constitute a Change in Control, other than a sale of Shares (i) to a Person included in the definition of "Onex" contained in this Plan, or (ii) within 180 days following the Closing Date, to one or more of Onex's institutional co-investors.

     Section 2.12. Market Value means, with respect to a Share on the Valuation Date, an amount equal to A. divided by B. where:

     (a) "A" equals (i) the unencumbered value of the Company, determined in accordance with recommendations from management of the Company or Mid-Western Aircraft Systems, Inc., which recommendations shall be based upon appropriate valuation factors, including earnings and multiples of earnings of comparable companies, less (ii) total outstanding debts, capitalized leases, and other obligations of the Company, whether secured or unsecured, and the preference amount of any outstanding preferred stock; and

     (b) "B" equals the total number of outstanding shares of common stock of the Company plus the total number of shares of common stock of the Company issued or issuable upon exercise, exchange, or conversion of any outstanding options, warrants, or other rights or convertible securities exercisable or exchangeable for, or convertible into, common stock of the Company, less any shares or other equity interests in which the holder thereof has not acquired an interest on or before the Valuation Date, determined, if necessary, on an iterated basis (e.g., in the case of Restricted Shares granted under the Mid-Western Aircraft Systems Holdings, Inc. Executive Incentive Plan (the "Incentive Plan"), which shall be iterated to the nearest one-hundredth of a percent of Return on Invested Capital, as determined under the Incentive Plan).

     The determination of Market Value shall be made by the Board of Directors, in its Sole Discretion; provided, however, that (i) on an initial public offering, the Market Value shall equal the sale price in such initial public offering, net of underwriting commissions and discounts, and (ii) following an initial public offering, if the stock of the Company becomes listed or quoted on a nationally recognized market or exchange, from and after that date, Market Value shall mean the closing price per share of common stock of the Company.

     Section 2.13. Onex means Onex Partners LP, Onex Corporation, or any Affiliate of Onex Partners or Onex Corporation, including, for purposes of this Plan, (a) any Person

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which has granted to Onex Partners, Onex Corporation, or any of their respective
Affiliates the right to vote or dispose of such Person's Shares (other than pursuant to the Investor Stockholders Agreement, dated as of June 16, 2005, between the Company and its shareholders) and (b) any employee, officer or director of Onex Corporation.

     Section 2.14. Participant means an Employee who is eligible to participate in this Plan pursuant to Section 3.01. Where the context requires, the term "Participant" also shall include a former Participant.

     Section 2.15. Person means an individual, trust, estate, partnership, limited liability company, association, corporation, or other entity.

     Section 2.16. Plan means this Mid-Western Aircraft Systems Holdings, Inc. Supplemental Executive Retirement Plan, as amended.

     Section 2.17. Plan Year means the 12-month period commencing January 1 each year; provided, however, that the initial Plan Year shall be a short year commencing on the Closing Date and ending on December 31, 2005.

     Section 2.18. Separation from Service means the termination of employment with the Employer. The term includes, but is not limited to, terminations of employment which arise from a Participant's death, disability, retirement, discharge (with or without cause), or voluntary termination. The term shall not include any temporary absences due to vacation, sickness, or other leaves of absence granted to a Participant by the Employer. A Separation from Service shall not be deemed to occur, however, upon a transfer involving any combination of any entity comprising the Employer or any entity affiliated with the Employer within the meaning of Sections 414(b) and (c) of the Internal Revenue Code, as amended.

     Section 2.19. Sole Discretion means the right and power to decide a matter, which right may be exercised arbitrarily at any time and from time to time.

     Section 2.20. Unit or Units means a book entry representing the right of the Participant to whom the Unit or Units are issued to receive certain benefits as provided by the Plan, which right shall consist at all times of the Company's unsecured and unfunded promise to pay the same. One or more classes of Units may be issued.

     Section 2.21. Valuation Date means (i) in the event of a Liquidity Event, the date of the Liquidity Event, and (ii) with respect to any other event requiring valuation of the common stock of the Company, the last day of the most recently completed Plan Year prior to the date such event occurs or such other date or dates as the Committee may from time to time declare in its Sole Discretion. In the event the common stock of the Company becomes listed or quoted on a nationally recognized market or exchange, from and after that date the term Valuation Date shall mean each business day of the relevant market or exchange.

                           ARTICLE III -- ELIGIBILITY

     Section 3.01. Eligibility. Each Employee with an accrued benefit under the Supplemental Executive Retirement Plan for Employees of The Boeing Company the liability for which is assumed by Mid-Western Aircraft Systems Holdings, Inc. or a subsidiary thereof pursuant to the Asset Purchase Agreement shall be eligible to participate in the Plan.

                             ARTICLE IV -- BENEFITS

     Section 4.01. SERP Benefit. Except to the extent the Participant makes an election in accordance with Section 4.02 hereof, a Participant shall be entitled to receive, at the time and in the manner prescribed in Section 5.01 hereof, benefits under this Plan in the amount set forth in the Participant's individual schedule of benefits (the "SERP Benefit"), subject to certain reductions, as described on Exhibit A hereto.

     Section 4.02. SERP Swap - Phantom Stock. Within 30 days after the Closing Date, a Participant may elect in writing, in such amount, form, and manner as the Committee may prescribe, to convert all or any portion of the present value of the Participant's SERP Benefit, to the extent permitted by the Committee, into Units of phantom stock having a value equivalent to the present value of the benefit converted. The value of one Unit of phantom stock shall equal the value on the Closing Date of one share of the Company's Class B Common Stock, par value $0.01 per share (the "Class B Common Stock") (i.e., $10.00). To the extent a Participant makes the election described in this Section 4.02, the Participant shall be entitled to receive benefits under the Plan with respect to the Units issued to the Participant at the time and in the manner set forth in
Section 5.02 hereof.

     Section 4.03. Phantom Stock Units. Units of phantom stock granted to a Participant under Section 4.02 of the Plan shall be evidenced by an appropriate ledger entry on the books of the Company. If fractional Units are granted, the fractional amount shall be rounded off to the nearest one-hundredth. If, after the date on which any ledger entry is made, the number of outstanding shares of the Company's common stock shall be adjusted by stock dividends, stock splits, combination of shares, or other similar capital adjustment, the number of Units represented by the ledger entry shall be similarly adjusted. Further, in the event the corporate form of doing business is changed, converted, or merged into any other form of doing business, then the terms hereof shall apply mutatis mutandis. The Committee may, in its Sole Discretion, issue certificates evidencing the Units of phantom stock issued under the Plan, but in the event of a discrepancy between a certificate and any ledger entry on the books of the Company, the ledger entry shall control.

                        ARTICLE V -- PAYMENT OF BENEFITS

     Section 5.01. SERP Annuity Benefit. To the extent a Participant is entitled to receive a SERP Benefit under Section 4.01 hereof, such benefit shall be payable, at the election of the Participant, in the form of a single-life annuity, a joint and 50% survivor annuity, a life and 5-year certain annuity, or a life and 10-year certain annuity.

     Payment shall commence as follows:

     A. In the event a Participant incurs a Separation from Service prior to age 55, payment shall commence on the first day of the month coincident with or immediately following the date the Participant reaches age 55.

     B. In the event a Participant incurs a Separation from Service on or after age 55, payment will commence on the first day of the month coincident with or immediately following the earlier of (i) the date the Participant incurs a Separation from Service, or (ii) the date the Participant reaches age 65.

     A Participant shall elect, within 30 days after the Closing Date and on a form provided by the Committee, the form of payment to be provided hereunder. The failure to make a timely election by a Participant shall require payment to be made in the form of (i) in the case of a married Participant, a joint and 50% survivor annuity, and (ii) in the case of a single Participant, a single-life annuity.

     Subject to the provisions of Section 11.15 hereof, a Participant may make a written request to the Committee to delay the commencement of payment and/or change an election as to the form of payment and may elect to commence payment at a later date and/or receive payment over a longer period than previously elected. The Committee may, in its Sole Discretion, grant such request(s).

     Section 5.02. Phantom Stock Benefit. To the extent a Participant is entitled to receive benefits under Section 4.02, such benefits shall be payable in a lump sum payment as soon as administratively practicable after the later of
(i) a Liquidity Event, or (ii) the first to occur of (a) the date the Participant incurs a Separation from Service, or (b) the date of a Change in Control. On the date payment is made, the amount of benefits payable to a Participant (if any) shall be determined by multiplying (i) the number of Units of phantom stock with respect to which the Participant is entitled to receive benefits by (ii) the sum of (a) Market Value of one share of Class B Common Stock as of the Valuation Date, and (b) the amount of all dividends (other than stock dividends) actually paid on one share of Class B Common Stock in the Company during the period beginning on the Closing Date and ending on the date payment is made under this Section 5.02. Payment under this Section 5.02 may be made in cash or in shares of Class B Common Stock valued at Market Value, at the election of the Committee in its Sole Discretion.

     Upon payment of benefits, any certificates representing Units of phantom stock with respect to which payment is made shall automatically be cancelled without any action on the part of the Company or the Participant, and the surrender of the actual certificates shall not be required.

     Section 5.03. Payments in the Event of Death. In the event a Participant dies before payment of benefits under Section 5.01 commences, a death benefit based on the Participant's accrued SERP benefit at the time of the Participant's death will be payable to the Participant's surviving spouse (if any), if the Participant has elected, or is deemed to have elected, to receive payment in the form of a joint and 50% survivor annuity. No death benefit will be payable to a nonspouse beneficiary in such event.

     In the event a Participant dies after payment of benefits under Section
5.01 has commenced, benefits will be payable in accordance with the Participant's election, or deemed election, as to the form of payment.

     In the event a Participant dies before receiving payment of all amounts payable to the Participant in accordance with Section 5.02, payment of the remaining amounts shall be made to the Participant's Beneficiary.

     The Beneficiary of a Participant shall be the person(s) or entity(ies) designated by the Participant on a beneficiary designation form provided by the Committee. A Participant shall have the right to change the Participant's Beneficiary designation at any time; provided, however, that no change of a beneficiary shall be effective until received and accepted by the Committee. In the event a Participant dies without having a Beneficiary designation in force, or in the event no designated Beneficiary is alive or in being at the time of the Participant's death, the Participant's Beneficiary shall be deemed to be the Participant's surviving spouse or, if the Participant leaves no surviving spouse, the Participant's estate.

     If the Committee has any doubt as to the proper person(s) or entity(ies) to receive payments hereunder, it shall have the right to withhold payment until the matter is finally adjudicated. Any payment made in good faith and in accordance with the provisions of the Plan and a Participant's Beneficiary designation form shall fully discharge the Employer from all further obligations with respect to such payment.

                        ARTICLE VI -- SOURCE OF BENEFITS

     Section 6.01. Source of Benefits. Amounts payable hereunder shall be paid exclusively from the general assets of the Employer. The Employer's obligation under this Plan shall constitute a mere promise to pay benefits in the future, and no person entitled to payment hereunder shall have any claim, right, security interest, or other interest in any fund, trust, account, insurance contract, or other asset of Employer. The Employer is not obligated to invest in any specific assets or fund, but it may invest in any asset or assets it deems advisable in order to provide a means for the payment of any liabilities under this Plan. Each Participant shall be an unsecured general creditor of the Employer and shall have no interest whatsoever in any such assets or fund. The Employer's liability for the payment of benefits hereunder shall be evidenced only by this Plan.

     Section 6.02. Multiple Employers. In the event a Participant is or has been employed by two or more Employers and is entitled to a benefit from more than one

Employer under this Plan, the liability for the payment of such Participant's benefits under this Plan shall be apportioned among the Employers based upon a determination made by the Committee in its Sole Discretion. A Participant may only secure payment of benefits from the Employer to whom the Committee has apportioned liability for the benefits.

                          ARTICLE VII -- ADMINISTRATION

     Section 7.01. Committee. The Committee shall have full power to administer this Plan in all of its details, which powers shall include, but are not limited to, the authority, in addition to all other powers provided by this Plan, to:

     A. Determine in its Sole Discretion the eligibility of any individual to participate in the Plan;

     B. Make discretionary interpretations regarding the terms of the Plan and make factual findings with respect to any issue arising under the Plan, including, but not limited to, the power to determine whether an individual is eligible to participate in the Plan or receive benefits under the Plan and whether an individual has incurred a Separation from Service, with its interpretation to be final and conclusive;

     C. Compute the amounts payable for any Participant or other person in accordance with the provisions of the Plan, determine the manner and time for making such payments in accordance with the provisions of the Plan, and determine and authorize the person or persons to whom such payments will be paid;

     D. Receive and review claims for benefits and render decisions respecting such claims under the Plan;

     E. Make and enforce such rules and regulations as it deems necessary or proper for the efficient administration of this Plan;

     F. Appoint such agents, specialists, legal counsel, accountants, consultants, or other persons as the Committee deems advisable to assist in administering the Plan; and

     G.   Maintain all records of the Plan.

     Section 7.02. Reliance on Certificates, etc. The members of the Committee, the Board of Directors, and the officers and employees of the Company shall be entitled to rely on all certificates and reports made by any duly appointed accountants and on all opinions given by any duly appointed legal counsel. Such legal counsel may be counsel for the Employer.

                    ARTICLE VIII -- AMENDMENT AND TERMINATION

     Section 8.01. Amendment. The Board of Directors reserves the right, at will, at any time and from time to time, to modify, alter, or amend this Plan (including without limitation a retroactive modification, alteration, or amendment), in whole or in part, and any such modification, alteration, or amendment shall be binding upon the Company, the Committee, each Participant, any adopting Employer, and all other persons; provided, however, that no amendment will reduce the amount of the benefit that a Participant is then entitled to receive (the same as if the Participant had incurred a Separation from Service as of such date) without the Participant's (or present interest Beneficiary's) written consent. Notwithstanding the foregoing, no consent shall be required and the Board of Directors shall have the right to modify, alter, or amend this Plan (including a retroactive modification, alteration or amendment), at will and at any time, if it determines, in its Sole Discretion, that such amendment is necessary to comply with applicable law, which shall include, but shall not be limited to, the right to retroactively apply any amendments necessary to keep this Plan an unfunded employee benefit plan described in Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA or to comply with Section 409A of the Code or any other applicable provision of the Code or ERISA or any judicial or administrative guidance interpreting such provisions.

     Section 8.02. Termination. The Company has established this Plan with the bona fide intention and expectation that it will be continued indefinitely, but the Company will have no obligation whatsoever to maintain this Plan for any given length of time and may, at will and at any time, discontinue or terminate this Plan in whole or in part. In addition, an adopting Employer shall have the right to discontinue or terminate its participation in this Plan as to its Employees. Upon a complete or partial termination of the Plan, each affected Participant (and present interest Beneficiary) shall be given notice of the termination and shall be entitled to receive benefits in accordance with Article V.

                    ARTICLE IX -- RESTRICTIONS ON ALIENATION

     Section 9.01. Restrictions on Alienation. Until the actual receipt of any benefit under this Plan by a Participant or Beneficiary, no right or benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, assignment, transfer, pledge, encumbrance, garnishment, execution, levy, or charge of any kind, whether voluntary or involuntary, including assignment or transfer to satisfy any liability for alimony or other payments for property settlement or support of a spouse or former spouse or other relative of a Participant or Beneficiary, whether upon divorce, legal separation, or otherwise. Any attempt to anticipate, alienate, sell, assign, transfer, pledge, encumber, garnish, execute upon, levy upon, or charge any right or benefit under the Plan shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities, engagements, or torts of the person entitled to such benefit, and no right or benefit hereunder shall be considered an asset of such person in the event of his or her divorce, insolvency, or bankruptcy. The rights of a Participant or a Beneficiary hereunder shall not be subject in any manner to attachment or other legal process for the debts of the Participant or such Beneficiary.

                         ARTICLE X -- CLAIMS PROCEDURES

     Section 10.01. Claims. Benefit claim determinations arising under this Plan shall be made in accordance with the provisions of this Article and procedures established by the Committee. These claim procedures are designed to establish reasonable processes and safeguards to ensure that benefit claim determinations are made in accordance with the provisions thereof. All claims for or relating to benefits, whether made by a Participant or other person, shall be made in a writing addressed and delivered to the Committee at the Committee's main office, and such claim shall contain the claimant's name, mailing address, and telephone number, if any, and shall identify the claim in a manner reasonably calculated to make the claim understandable to the Committee.

     Section 10.02. Claims Review. If a claim is wholly or partially denied, the Committee shall, within a reasonable period of time not to exceed 90 days, notify the claimant in writing of any adverse benefit determination, unless the Committee determines that special circumstances require an extension of time for processing the claim. If the Committee determines that an extension of time for processing the claim is necessary, written notice of the same shall be provided to the claimant prior to the expiration of the 90-day period and shall indicate the special circumstances which require the extension of time and the date by which the Committee expects to render the determination. The extension of time shall not exceed a 90-day period of time, beginning at the end of the initial 90-day period. The Committee's notice shall be written in a manner calculated to be understood by the claimant and shall set forth:

     A.   The specific reason or reasons for the denial;

     B. Specific reference to pertinent Plan provisions on which the denial is based;

     C. A description of any additional material or information necessary for the claimant to perfect the claim, together with an explanation of why such material or information is necessary; and

     D.   An explanation of the claim review procedure set forth in Sections
          10.03 and 10.04 below (including a statement of the claimant's right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination).

     Section 10.03. Appeal of Claim Denial. A claimant or the claimant's duly authorized representative shall have 60 days within which to appeal an adverse benefit determination to the Committee. During the pendency of the review, the following provisions shall apply:

     A. The claimant shall have the opportunity to submit written comments, documents, records, and other information relating to the claim to the Committee; and

     B. The claimant shall be provided, upon request and free of charge, reasonable access to and copies of, all documents, records, and other relevant information relating to the claim for benefits.

     Section 10.04. Review on Appeal. A decision on review shall be rendered within a reasonable period of time, not to exceed 60 days after the claimant's request for review, unless the Committee determines that special circumstances require an extension of time for processing the appeal. If the Committee determines that an extension of time for processing the appeal is necessary, written notice of the extension shall be furnished to the claimant prior to the expiration of the 60-day period and shall indicate the special circumstances requiring the extension and the date by which the Committee expects to render the determination. The extension of time shall not exceed a 60-day period of time beginning at the end of the initial 60-day period. The Committee's decision on review shall be communicated in writing to the claimant and, if adverse, shall take into account all comments, documents, records, and other information submitted by the claimant (without regard to whether such information was submitted or considered in the initial benefit determination). The decision on review shall be written in a manner calculated to be understood by the claimant and shall set forth the following:

     A.   The specific reason or reasons for the adverse determination;

     B. Specific reference to pertinent plan provisions on which the benefit determination is based; and

     C. A statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant's claim for benefits; and

     D.   A statement of the claimant's right to bring an action under ERISA
          Section 502(a).

     Section 10.05. Litigation of Claim. Prior to initiating legal action concerning a claim in any court, state or federal, against the Plan, any trust used in conjunction with the Plan, the Employer, the Company, or the Committee, a claimant must first exhaust the administrative remedies provided in this
Article X. Failure to exhaust the administrative remedies provided for in this
Article X shall be a bar to any civil action concerning a claim for benefits under the Plan.

                           ARTICLE XI -- MISCELLANEOUS

     Section 11.01. Effective Date. The Plan shall be effective from and after the date of its adoption by the Board of Directors.

     Section 11.02. No Guarantee of Interests. Neither the Employer, Committee, nor Board of Directors (nor any of their members) may guarantee the payment of any amounts which may be or becomes due to any person or entity under this Plan. The liability to make any payment under this Plan is limited to the then available assets of the Employer.

     Section 11.03. Payments Net of Withholding and Other Amounts. Notwithstanding any other provision of the Plan, all transfers or payments shall be net of any amount sufficient to satisfy all federal, state, and local withholding tax requirements, and shall also be net of all amounts owed by Participant or by Participant's Beneficiary, to the Employer.

     Section 11.04. Binding on Successors. This Plan shall be binding upon all Participants, their respective heirs, and personal representatives, and upon the Employer, its successors, and assigns.

     Section 11.05. Adoption by Other Employers. Any employer, corporation or other entity with employees now in existence or hereafter formed or acquired, which is not already an Employer under this Plan, and which is otherwise legally eligible, may in the future, with the consent and approval of the Company adopt this Plan, and thereby, from and after the specified effective date, become an Employer under this Plan. However, the sole and absolute right to amend the Plan is reserved to the Company. It shall not be necessary for the adopting corporation or entity to sign or execute the original or the amended Plan documents. The administrative powers and control of the Company as provided in the Plan, including the sole right of amendment and of appointment and removal of the Committee, shall not be diminished by reason of the participation of any such adopting entity in this Plan.

     Section 11.06. Minors and Incompetents. If any person to whom a benefit is payable under this Plan is legally incompetent, either by reason of age or by reason of mental or physical disability, the Committee is authorized to cause the payments becoming due to such person to be made to another for his or her benefit without responsibility of the Company, the Employer, the Committee or the Board of Directors to see to the application of such payments. Payments made pursuant to this authority shall constitute a complete discharge of all obligations hereunder.

     Section 11.07. Erroneous Payments. If any person receives any amount of benefits that the Committee in its Sole Discretion later determines that such person was not entitled to receive under the terms of the Plan, such person shall be required to immediately make reimbursement to the Employer. In addition, the Committee shall have the right to offset any future claims for benefits under the Plan against amounts that person was not otherwise entitled to receive.

     Section 11.08. Headings. The headings used in this Plan are inserted for reference purposes only and shall not be deemed to limit or affect in any way the meaning or interpretation of any of the terms or provisions herein.

     Section 11.09. Notices. Any notices or communications permitted or required to be given herein by any Participant, the Company, the Committee, the Employer, or any other person shall be deemed given either (i) when delivered, or (ii) three days after being placed in the United States mail in an envelope addressed to the last communicated address of the person to whom the notice is being given, with adequate postage thereon prepaid.

     Section 11.10. Severability. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions thereof, and the Plan shall be construed and enforced as if such provisions had not been included.

     Section 11.11. No Contract of Employment. Nothing contained herein shall be construed to constitute a contract of employment between any employee and any employer. Nothing herein contained shall be deemed to give any employee the right to be retained in the employ of an employer or to interfere with the right of the employer to discharge any employee at any time without regard to the effect such discharge might have on the employee as a Participant under this Plan.

     Section 11.12. Certain Limitations. In the event the Employer is subject to legal limitations on the payment of benefits, then benefit payments hereunder shall be reduced or eliminated, as the case may be, to comply with such legal limitations.

     Section 11.13. Governing Law. It is the Company's intention that the Plan comply with and satisfy the applicable provisions of the Code and ERISA, including, but not limited to, Section 409A of the Code, and, consistent with such provisions of the laws of the United States of America and in all other respects, the Plan and all agreements entered into under the Plan shall be governed, construed, administered, and regulated in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law, to the extent such laws are not preempted by the laws of the United States of America. Any action concerning the Plan or any agreement entered into under the Plan shall be maintained exclusively in the state or federal courts in Delaware.

     Section 11.14. Nonexclusivity of the Plan. The adoption of the Plan by the Board of Directors shall not be construed as creating any limitations on the power of the Board of Directors to adopt such other incentive arrangements as it may deem desirable.

     Section 11.15. Changes in Time or Form of Distribution. Notwithstanding any other provision of the Plan, any subsequent election by a Participant under the Plan that has the effect of delaying the time or changing the form of any distribution or payment under the Plan shall satisfy the following requirements:

     A. Such election shall not take effect until at least 12 months after the date on which the election is made;

     B. In the case of an election related to distribution or payment on account of Separation from Service or reaching a specified time, the first payment with respect to which the election is made must be deferred for a period of not less than 5 years from the date such payment otherwise would have been made; and

     C. In the case of an election related to a distribution or payment on account of reaching a specified time, the election shall not be made less than 12 months before the date of the first scheduled payment with respect to such distribution.

     Section 11.16. No Acceleration. Except as otherwise permitted by law, no interpretation, modification, alteration, amendment, or complete or partial termination of the Plan or any provision of the Plan shall cause or permit acceleration of the time or schedule of any payment under the Plan.

     IN WITNESS WHEREOF, the Company has caused this Plan to be executed by a duly authorized officer as of the date first set forth above.

                                        MID-WESTERN AIRCRAFT SYSTEMS HOLDINGS,
                                        INC.


                                        By: /s/ Nigel Wright
                                            ------------------------------------
                                        Its: Vice President

                                    EXHIBIT A

                                   REDUCTIONS

1. If, at the time the Participant incurs a Separation from Service, the Participant is either (i) age 55 and credited with at least 10 years of service (as determined by the Committee, in its Sole Discretion), or (ii) age 62, the Participant's SERP benefit will be reduced by 1/4% for each month that the date of commencement of payment precedes the Participant's 65th birthday.

2. In all other cases, the Participant's SERP benefit will be reduced by 1/2% for each month that the date of commencement of payment precedes the Participant's 65th birthday.

3. Optional forms of payment shall be the actuarial equivalent of the benefit otherwise payable.

4. All calculations and other determinations under the Plan shall be based on the principles set forth in the Supplemental Executive Retirement Plan for Employees of The Boeing Company, as amended and restated on June 30, 2003.